UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2024

Fusion Pharmaceuticals Inc.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-39344	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Longwood Rd., S.
Hamilton, Ontario, Canada		L8P 0A6
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (289) 799-0891

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 9, 2024, Fusion Pharmaceuticals Inc. (the “Company”) presented a poster at the American Association for Cancer Research Annual Meeting 2024 which showed interim efficacy and safety data from the Phase 2 TATCIST open-label clinical trial evaluating FPI-2265, an actinium-225 based PSMA-I&T targeting radioconjugate (“RC”) for the treatment of metastatic castration-resistant prostate cancer (“mCRPC”). Results demonstrate that FPI-2265 is active in heavily pretreated patients with progressive mCRPC, including patients who received prior lutetium-based RCs. Safety, tolerability and clinical activity data were generally consistent with other published studies of small molecule-based 225Ac-PSMA RCs.

As of the March 1, 2024 data cutoff, 35 patients received at least one dose of FPI-2265, with 25 patients having at least 12 weeks of follow-up. The analysis included 25 patients for safety evaluation and 20 patients for assessing prostate-specific antigen (“PSA”) response. Four participants were identified as superscan patients and were excluded from the efficacy analyses and reported separately in the safety analysis. One participant was not included in the efficacy analysis due to uninterpretable PSA response. Patients in the study were pretreated with a median of four prior lines of anticancer therapy, with 20 out of 25 (80%) receiving prior chemotherapy, including 10 patients who received at least two prior lines of taxanes. Nine out of 25 patients received a prior 177Lu-based PSMA RC.

From the efficacy-evaluable patient population, PSA50 (≥50% decline in PSA by 12 weeks after first treatment) response was achieved in 10 out of 20 patients (50%) regardless of prior lutetium treatment. PSA50 was achieved in 61% of lutetium-naïve participants and 42% of lutetium-treated participants. In an exploratory subset analysis of 13 patients, including six patients who received prior 177Lu-based PSMA RC treatment, with baseline PSMA Mean Standardized Uptake Value (SUVmean) >6, PSA50 response was observed in nine patients (69%).

FPI-2265 demonstrated meaningful improvement in secondary endpoints which include maximum % PSA decline, and independent reviewer-assessed response rates based on RECIST v1.1 criteria, and the rate of disease progression in bone per Prostate Cancer Working Group 3 (PCWG3) criteria.

FPI-2265 was generally well tolerated and in line with prior published data, with predominantly Grade 1-2 treatment related adverse events (“TRAEs”) observed, including xerostomia (dry mouth), thrombocytopenia, anemia, fatigue and dry eye. Xerostomia, the most common TRAE, was primarily Grade 1 with all incidences being Grade 1-2 (62% Grade 1 and 24% Grade 2). One treatment-related death due to cerebral hemorrhage was reported in a superscan patient. Three out of 25 participants discontinued treatment due to TRAEs, including two participants in the superscan group, however there were no discontinuations due to xerostomia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: April 9, 2024	By:	/s/ Maria Stahl
Maria Stahl
Chief Legal Officer